Exhibit 99.2

Certification of Chief Financial Officer Pursuant to
Section 1350 of Chapter 63 of Title 18 of the United States Code

            I, J. Reid Porter, the Chief Financial Officer of IMC Global Inc., which is the Administrative Managing General Partner of Phosphate Resource Partners Limited Partnership ("PLP"), and in that capacity also the chief financial officer of PLP, certify that (i) the Quarterly Report on Form 10-Q for the Quarterly Period ended March 31, 2003 of PLP fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of PLP.

         J. Reid Porter
J. Reid Porter

May 14, 2003

A signed original of this written statement required by Section 1350 of Chapter 63 of Title 18 of the United States Code has been provided to PLP and will be retained by PLP and furnished to the Securities and Exchange Commission or its staff upon request.

Return to Phosphate Resource Partners Limited Partnership Form 10-Q